                                                                      EXHIBIT C

                         NOTICE OF GUARANTEED DELIVERY

                                      FOR

                       TENDER OF SHARES OF COMMON STOCK

                                      OF


                              IIC INDUSTRIES INC.

     This Notice of Guaranteed Delivery or a form substantially equivalent hereto must be used to accept the Offer (as defined below) made by CP Holdings Limited, a company organized under the laws of the United Kingdom (the "Offeror"), through its wholly-owned subsidiary Kenyon Phillips Acquisition, LLC, a Delaware limited liability company, to purchase for cash all of the outstanding shares of common stock, $0.25 par value (the "Common Shares") of IIC Industries Inc., a Delaware corporation (the "Company"), (i) if certificates (the "Common Share Certificates") evidencing the Shares are not immediately available, (ii) if Common Share Certificates and all other required documents cannot be delivered to American Stock Transfer and Trust Company, as Depositary (the "Depositary"), prior to the Expiration Date (as defined below) or (iii) if the procedure for delivery by book-entry transfer cannot be completed on a timely basis. This Notice of Guaranteed Delivery may be delivered by hand or mail or transmitted by facsimile transmission to the Depositary. See "The Offer -- 3. Procedures for Accepting the Offer and Tendering Common Shares" in the Offer to Purchase.


             THE TENDER OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT
     4:00 P.M., NEW YORK CITY TIME, ON WEDNESDAY, NOVEMBER 14, 2001, UNLESS
                 THE OFFER IS EXTENDED (THE "EXPIRATION DATE")


                       The Depositary For The Offer Is:


                            AMERICAN STOCK TRANSFER
                               AND TRUST COMPANY
                              (THE "DEPOSITARY")



                                BY FACSIMILE TRANSMISSION
          BY MAIL:          (FOR ELIGIBLE INSTITUTIONS ONLY):           BY HAND:

                                      (718) 921-6820
  American Stock Transfer                                        American Stock Transfer
      And Trust Company           Confirm by Telephone:             And Trust Company
        59 Maiden Lane                                               59 Maiden Lane
 New York, New York 10038             (718) 921-8200            New York, New York 10038


DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS, OR TRANSMISSION VIA FACSIMILE TRANSMISSION, OTHER THAN AS SET FORTH ABOVE, WILL NOT CONSTITUTE A VALID DELIVERY.

     The Offer is not being made to (nor will the surrender of Common Share Certificates be accepted from or on behalf of) shareholders in any jurisdiction in which the making or acceptance of the Offer would not be in compliance with the laws of such jurisdiction.

     This form is not to be used to guarantee signatures. If a signature on the Letter of Transmittal is required to be guaranteed by an "Eligible Institution" under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

Ladies and Gentlemen:


     The undersigned hereby tenders to Kenyon Phillips Acquisition, LLC, a wholly-owned subsidiary of CP Holdings Limited, upon the terms and subject to the conditions set forth in the Offer to Purchase, dated October 15, 2001 (the "Offer to Purchase"), and the related Letter of Transmittal (which together constitute the "Offer"), receipt of which is hereby acknowledged, the number of Common Shares specified below pursuant to the guaranteed delivery procedure described under "The Offer -- 3. Procedures for Accepting the Offer and Tendering Common Shares" in the Offer to Purchase.


PLEASE SIGN AND COMPLETE


Number of Common
Shares:
        ------------------------------------------------------------------------

Signature(s) Holder(s):
                       ---------------------------------------------------------

Certificate Nos. (if available):
                                ------------------------------------------------

Dated:
      --------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

[ ] Check box if Common Shares will be delivered by book-entry transfer

Name(s) of Holders:
                   -------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            (PLEASE TYPE OR PRINT)

Account No.
            --------------------------------------------------------------------

Address:
        ------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

Area Code and Telephone No:
                           -----------------------------------------------------

     This Notice of Guaranteed Delivery must be signed by the registered holder(s) of Common Share Certificates exactly as their name(s) appear(s) on the Common Share Certificates or on a security position listing as the owner(s) of the Common Share Certificates, or by person(s) authorized to become registered holder(s) by endorsements and documents transmitted with this Notice of Guaranteed Delivery. If signature is by a trustee, guardian, attorney-in-fact, officer of a corporation, executor, administrator, agent or other representative, such person must provide the following information.


PLEASE PRINT NAME(S) AND ADDRESS(ES)


Names(s):
         ----------------------------------------------------------------------

Capacity(ies):
              -----------------------------------------------------------------

Address(es):
            -------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                THE GUARANTEE SET FORTH BELOW MUST BE COMPLETED
                                   GUARANTEE
                   (NOT TO BE USED FOR SIGNATURE GUARANTEE)


     The undersigned, a member firm of a registered national securities exchange of the National Association of Securities Dealers, Inc., or a commercial bank or trust company having an office or correspondent in the United States, hereby guarantees (a) that the above-named person(s) "owns(s)" the Common Shares tendered hereby within the meaning of Rule 10b-4 under the Securities and Exchange Act of 1934 and (b) to deliver to the Depository either the stock certificates representing the Common Shares tendered hereby, in proper form for transfer, or confirmation of book-entry transfer of such Common Shares into the Depositary's account at a Book-Entry Transfer Facility, in each case together with a properly completed and duly executed Letter of Transmittal (or a facsimile thereof), and any other required documents.


Name of Firm:
             -------------------------------------------------------------------

Address (Inc. Zip Code):
                        --------------------------------------------------------

Area Code and Telephone No.:
                            ----------------------------------------------------

Authorized Signature:
                     -----------------------------------------------------------

Dated:
      --------------------------------------------------------------------------

DO NOT SEND COMMON SHARE CERTIFICATES WITH THIS NOTICE OF GUARANTEED DELIVERY. COMMON SHARE CERTIFICATES MUST BE SENT WITH YOUR LETTER OF TRANSMITTAL.